Investors/Corporate: David S. Bassin, CFO inVentiv Health, Inc. (732) 537-4804 investor@inventivhealth.com	Media: Marcia Frederick inVentiv Health, Inc. (614) 543-6281 mfrederick@inventivhealth.com

inVentiv Health Reports Record
Financial Results for Third Quarter 2007

•	Third Quarter Revenues Up 29% to $255 million; YTD Pro-Forma Organic Net Revenues Up 14%
•	Adjusted EPS up 26% to $0.49 ($0.44 including stock compensation); GAAP EPS up 26% to $0.43

See note (1) below for a discussion of non-GAAP financial information.

SOMERSET, NEW JERSEY, November 7, 2007 ― inVentiv Health, Inc. (NASDAQ: VTIV), a leading provider of commercialization services to the global pharmaceutical and healthcare industries, today announced financial results for the third quarter of 2007.

Third Quarter 2007 Results from Continuing Operations:

•
Total revenues increased 29% to $254.9 million for the third quarter of 2007, compared to $197.8 million for the third quarter of 2006. Net revenues increased 30% to $212.7 million compared to $163.7 million for the third quarter of 2006. Adjusted for the impact of acquisitions pro-forma organic net revenue growth for 2007 year-to-date was 14% compared to the same period last year.

•
Adjusted operating income increased 40% to $31.7 million for the third quarter of 2007, compared to $22.7 million for the third quarter of 2006. GAAP operating income increased 40% to $28.8 million for the third quarter of 2007, compared to $20.5 million for the third quarter of 2006.

•
Adjusted income from continuing operations increased 36% to $16.0 million for the third quarter of 2007, compared to $11.8 million for the third quarter of 2006. GAAP income from continuing operations increased 38% to $14.1 million for the third quarter of 2007, compared to $10.2 million for the third quarter of 2006.

•
Adjusted diluted EPS increased 26% to $0.49 for the third quarter of 2007, compared to $0.39 for the third quarter of 2006. GAAP diluted EPS increased 26% to $0.43 for the third quarter of 2007, compared to $0.34 for the third quarter of 2006. Adjusted diluted EPS including stock compensation expense was $0.44 and $0.35 in the third quarter of 2007 and 2006, respectively.

Unless otherwise noted, adjusted figures for all periods exclude equity compensation expense and interest income or expense related to the Company’s interest rate hedge on its term loan facility, as further detailed in Note 1 and reconciled to GAAP in Table 3.

Segment Results:

•
inVentiv Clinical reported record total revenues of $50.7 million during the third quarter of 2007, up 27% from $40.0 million during the third quarter of 2006. Billable headcounts in clinical staffing continued to increase, further strengthening inVentiv Clinical’s market position in an expanding clinical trials marketplace. inVentiv Clinical’s functional outsourcing business continued to see increased traction, including the previously announced major new win with a top-20 pharmaceutical company which has now ramped up to an initial steady-state.

•
inVentiv Communications reported record total revenues of $73.8 million during the third quarter of 2007, up 38% from $53.5 million during the third quarter of 2006. Results reflect continued strong performance and several new wins across the agencies including with Abbott, Bayer, Centocor, Ethicon Endo-Surgery, Gilead, Nutricia, and Xanodyne, as well as inclusion of results from Ignite, Chamberlain, Addison Whitney and Chandler Chicco Agency.

•
inVentiv Commercial reported record total revenues of $104.4 million during the third quarter of 2007, up 19% from $88.1 million during the third quarter of 2006. Third quarter results benefited from several new sales team and specialty offering wins and expansions, which more than offset revenues that wound-down in the normal course during 2006. In addition, the novel ‘on-boarding’ program for a top-10 pharmaceutical client that inVentiv announced earlier this year has now ramped up to an initial steady-state.

•
inVentiv Patient Outcomes reported record total revenues of $26.1 million during the third quarter of 2007, up 61% from $16.2 million during the third quarter of 2006. The strong performance included several new wins in the patient compliance and nurse educator businesses, as well as the inclusion of results from AWAC.

Mr. Eran Broshy, Chairman and Chief Executive Officer of inVentiv Health, commented, “I am pleased with inVentiv’s record third quarter results and our continued strong revenue and earnings growth, reflecting our premier market position, effective execution and continued new win momentum.”

Mr. Broshy continued, “inVentiv has built a strong and diversified business model offering best-in-class services, which uniquely positions the company in a marketplace that is currently in flux. We are seeing a strengthened new business pipeline, and given the significant market opportunity are making select investments and continuing to build to further strengthen our market position.”

Conference Call Information

Wednesday, November 7, 2007, 9:00 a.m. Eastern Time
Call in number: (800) 358-8448 (Domestic) or (706) 634-1367 (International)
Live and archived webcast: www.inventivhealth.com

A replay of the call will be available immediately following the call through November 14, 2007 at (800) 642-1687 or (706) 645-9291. The conference ID number for the replay is18516004.

In concert with the call, information regarding inVentiv Health’s historical and recent operational and financial performance will be available at www.inventivhealth.com/health/investorRelations/investorDecks.asp.

About inVentiv Health

inVentiv Health, Inc. (NASDAQ: VTIV) is an insights-driven global healthcare leader that provides dynamic solutions to deliver customer and patient success. inVentiv delivers its customized clinical, sales, marketing and communications solutions through its four core business segments: inVentiv Clinical, inVentiv Communications, inVentiv Commercial, and inVentiv Patient Outcomes. inVentiv Health's client roster is comprised of more than 275 leading pharmaceutical, biotech, life sciences and healthcare payor companies, including all top 20 global pharmaceutical manufacturers. For more information, visit www.inventivhealth.com.

(1)  USE OF NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial information which is intended to make the Company’s financial statements more directly comparable on a period-to-period basis. The objective is to enhance investors’ overall understanding of the Company’s past financial performance and its planning and forecasting of future periods. Table 3 below contains reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures. The "adjusted" non-GAAP financial information discussed in this press release is related to the following two factors:

•
Compensation expense related to vested stock options and restricted stock: The Company adopted FAS 123(R) as of January 1, 2006 and commenced recording expense for vested stock options and restricted stock as of that date. Compensation expense related to vested stock options and restricted stock of $2.9 million and $2.2 million has been excluded from compensation expense for the third quarter of 2007 and 2006, respectively.

•
Interest income / expense related to the Company’s interest rate hedge of its term loan facility: In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which the Company did not designate for hedge accounting until July 2006. In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness. For the three-months ended September 30, 2007 and 2006, the Company recorded $0.3 million and $0.5 million of interest expense, respectively, relating to the ineffectiveness of the hedge for each quarter. Interest expense has been adjusted to exclude these adjustments in their respective periods.

In addition, this press release contains non-GAAP financial information related to the pro-forma organic net revenue growth rate for 2007. This growth rate is calculated as if all companies acquired by the Company as of September 30, 2007 were owned by it as of January 1, 2006.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Management believes that the non-GAAP financial information included in the exhibit, when shown in conjunction with the corresponding GAAP measures, is useful to investors in assessing the performance of the Company’s operations on a consistent basis from period to period. Management uses these non-GAAP financial measures for the same purpose.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks that may cause inVentiv Health's performance to differ materially. Such risks include, without limitation: changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing; our ability to compete successfully with other services in the market; our ability to maintain large client contracts or to enter into new contracts; and, our ability to operate successfully in new lines of business. Readers of this press release are referred to documents filed from time to time by inVentiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.

# # #

Table 1
inVentiv Health, Inc.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	For the Three-Months Ended		For the Nine-Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net revenues	$212,650	$163,682	582,496	461,359
Reimbursable out-of-pockets	42,263	34,098	126,807	93,077
Total revenues	254,913	197,780	709,303	554,436

Operating expenses:
Cost of services	131,575	106,610	371,475	299,672
Reimbursed out-of-pocket expenses	42,977	34,798	128,779	94,404
Selling, general and administrative expenses	51,515	35,884	146,545	100,809
Total operating expenses	226,067	177,292	646,799	494,885

Operating income	28,846	20,488	62,504	59,551
Interest expense	(6,574)	(3,854)	(14,020)	(7,752)
Interest income	727	683	2,068	1,780
Income from continuing operations before income tax provision, minority interest in income of subsidiary and income from equity investments	22,999	17,317	50,552	53,579
Income tax provision	(8,711)	(7,169)	(18,569)	(12,605)
Income from continuing operations before minority interest in income of subsidiary and income from equity investments	14,288	10,148	31,983	40,974
Minority interest in income of subsidiary	(246)	(230)	(736)	(905)
Income from equity investments	92	277	438	133
Income from continuing operations	14,134	10,195	31,685	40,202

Income from discontinued operations:
Gains on disposals of discontinued operations, net of taxes	90	49	266	1,268
Net income from discontinued operations	90	49	266	1,268

Net income	$14,224	$10,244	$31,951	$41,470

Earnings per share:
Continuing operations:
Basic	$0.44	$0.35	$1.01	$1.39
Diluted	$0.43	$0.34	$0.99	$1.34
Discontinued operations:
Basic	$0.00	$0.00	$0.01	$0.04
Diluted	$0.00	$0.00	$0.00	$0.04
Net income:
Basic	$0.44	$0.35	$1.02	$1.43
Diluted	$0.43	$0.34	$0.99	$1.38
Weighted average common shares outstanding:
Basic	32,232	29,411	31,331	28,937
Diluted	32,876	30,359	32,114	29,959

Table 2

inVentiv Health, Inc.
Selected Financial Data
($’s in 000’s)
(Unaudited)

	September 30,	December 31,
	2007	2006

Cash (1)	$69,280	$79,885
Accounts Receivable, Net	$151,706	$124,283
Unbilled Services	$97,822	$75,691
Total assets	$1,027,726	$771,054
Client Advances & Unearned Revenue	$63,613	$64,508
Working Capital (2)	$159,357	$86,684
Long-term debt (3)	$329,175	$164,584
Capital Lease Obligations (3)	$38,068	$33,508
Depreciation (4)	$13,192	$15,130
Amortization (4)	$7,315	$5,610
Days Sales Outstanding (5)	84	73

1)	Cash includes restricted cash of $2.1 million and $0.1 million at September 30, 2007 and December 31, 2006, respectively.

2)	Working Capital is defined as total current assets less total current liabilities.

3)	Liabilities are both current and noncurrent.

4)	Depreciation and amortization are reported on a year-to-date basis.

5)
Days Sales Outstanding is measured using the combined amounts of Accounts Receivable and Unbilled Services (excluding work-in-progress and amounts for companies acquired during the respective quarter) outstanding as of the Balance Sheet date, against Revenues for the trailing 3-month period then ended.

Table 3
inVentiv Health, Inc.
Non-GAAP Income Statement Reconciliation
For the Three Months Ended September 30, 2007 and 2006
(Unaudited)

Operating Income	Three-Months Ended September 30,
(in millions)	2007	2006
Operating income, as reported	$28.8	$20.5
Add: Share-based compensation arising from adoption of FAS 123R	2.9	2.2
Operating income, as adjusted	$31.7	$22.7

Income from Continuing Operations	Three-Months Ended September 30,
(in millions)	2007	2006
Income from continuing operations, as reported	$14.1	$10.2
Add: Share-based compensation arising from adoption of SFAS 123R, net of taxes	1.7	1.3
Add: Derivative interest, net of taxes	0.2	0.3
Income from continuing operations, as adjusted	$16.0	$11.8

Earnings per Share	Three-Months Ended September 30,
	2007	2006
Diluted earnings per share from continuing operations, as reported	$0.43	$0.34
Add: Derivative interest, net of taxes	0.01	0.01
Diluted earnings per share from continuing operations, before share-based compensation	0.44	0.35
Add: Share-based compensation arising from adoption of SFAS 123R, net of taxes	0.05	0.04
Diluted earnings per share from continuing operations, as adjusted	$0.49	$0.39

Proforma Growth Rate on a Net Revenue Basis	Nine-Months Ended September 30,
2007 vs 2006
Growth rate, as reported	26%
Less: Acquisition Growth Rate	(12%)
Growth rate, proforma	14%